UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-2

ARCADIA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	•	Title of each class of securities to which transaction applies:

	•	Aggregate number of securities to which transaction applies:

	•	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	•	Proposed maximum aggregate value of transaction:

	•	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

202 Cousteau Place, Suite 105

Davis, CA 95618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 3, 2018

Dear Stockholders of Arcadia Biosciences, Inc.:

We are pleased to invite you to attend our Special Meeting of Stockholders to be held on Thursday, May 3, 2018 at 2:00 p.m. Pacific Time at the offices of Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, California 95618 (the “Special Meeting”). At the Special Meeting, we will ask you to consider the following proposals:

•

To approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance by the Company of shares of common stock pursuant to the terms of the private placement financing transaction (“Private Placement”) contemplated by a Securities Purchase Agreement, dated March 19, 2018 (the “Securities Purchase Agreement”), between the Company and each of the investors named therein, and the other documents and agreements related thereto, without giving effect to the caps on issuing shares contained therein (the “NASDAQ 20% Issuance Proposal”); and

•	To transact such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 28, 2018 as the record date for the Special Meeting. Only stockholders of record as of March 28, 2018 may vote at the Special Meeting or any postponements or adjournments of the meeting. This notice of special meeting, proxy statement, and form of proxy are being made available on or about ____________ __, 2018.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

/s/ Matthew Plavan

Matthew T. Plavan

Chief Financial Officer & Corporate

Secretary

Davis, California

__________ __, 2018

Whether or not you expect to participate in the Special Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the Special Meeting.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 3, 2018

i

ARCADIA BIOSCIENCES, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 2:00 p.m. Pacific Time on Thursday, May 3, 2018

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the special meeting of stockholders of Arcadia Biosciences, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Special Meeting”). The Special Meeting will be held on Thursday, May 3, 2018 at 2:00 p.m. Pacific Time at the offices of Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, California 95618. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “Arcadia” refer to Arcadia Biosciences, Inc.

The Notice of Special Meeting, this Proxy Statement and form of proxy are first being mailed on or about _________  __, 2018 to all stockholders entitled to vote at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting To Be Held on May 3, 2018: The Notice of Special Meeting and Proxy Statement are also available at the following website: www.proxyvote.com .

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT

BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD

READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING

Q:	What items will be voted on at the Special Meeting?
A:	Stockholders will vote on the following items at the Special Meeting:
•

to approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance by the Company of shares of common stock pursuant to the terms of the private placement financing transaction (“Private Placement”) contemplated by a Securities Purchase Agreement, dated March 19, 2018 (the “Securities Purchase Agreement”), between the Company and each of the investors named therein, and the other documents and agreements related thereto, without giving effect to the caps on issuing shares contained therein (the “NASDAQ 20% Issuance Proposal”); and

•	to transact such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.
Q:	How does the Board of Directors recommend I vote on the proposal?
A:	The Board recommends a vote:
•	FOR the NASDAQ 20% Issuance Proposal.
Q:	Who may vote at the Special Meeting?
A:

Stockholders of record as of the close of business on March 28, 2018 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Special Meeting. As of the Record Date, there were 2,481,137 shares of Arcadia’s common stock issued and outstanding, held by 45 holders of record. Each share of Arcadia’s common stock is entitled to one (1) vote on each matter.

Q:	What is the voting requirement to approve the proposal?
A:

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter is required to approve the NASDAQ 20% Issuance Proposal.  In addition, for NASDAQ purposes, the NASDAQ 20% Issuance Proposal requires approval by a majority of the votes cast at the meeting, provided that the investors in the Private Placement shall not be entitled to vote either the 300,752 shares owned by them or the 300,752 shares underlying warrants owned by them, which are the shares and warrants to purchase our common stock that were issued to the investors pursuant to a Securities Purchase Agreement.

If you mark your proxy as “Abstain” on the NASDAQ 20% Issuance Proposal, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by that proxy will not be voted on that matter, but will count in determining whether a quorum is present.  Broker non-votes have no effect toward the vote total for the NASDAQ 20% Issuance Proposal.  Abstentions will have the effect of an AGAINST vote on the NASDAQ 20% Issuance Proposal because abstentions are considered shares entitled to vote on this proposal.  With respect to the NASDAQ 20% Issuance Proposal, if a stockholder is a beneficial owner of shares held in street name, such stockholder’s bank, broker or other nominee will not be permitted to vote such stockholder’s shares on the approval of the NASDAQ 20% Issuance Proposal unless the bank or broker receives voting instructions from such stockholder.

Q:	How many shares must be present or represented to conduct business at the Special Meeting?
A:

At the Special Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Special Meeting is required for the Special Meeting to proceed. If you have returned valid proxy instructions or attend the Special Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	If I am a stockholder of record of Arcadia’s shares, how do I vote?
A:	If you are a stockholder of record, there are four ways to vote:
•	In person. You may vote in person at the Special Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by May 2, 2018.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on May 2, 2018.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:

If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•

In person . If you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet . You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Telephone . You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Mail . You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.
Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Arcadia.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will not have discretion to vote on the NASDAQ 20% Issuance Proposal, which is a “non-routine” matter, absent direction from you, resulting in broker non-votes.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Special Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Arcadia’s Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 prior to your shares being voted, or (3) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Special Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Special Meeting and voting in person.

Q:	Can I attend the meeting in person?
A:

You are invited to attend the Special Meeting if you are a registered stockholder or a street name stockholder as of March 28, 2018, the Record Date. In order to enter the Special Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Special Meeting will not, by itself, revoke a proxy.

Q:	If I submit a proxy, how will it be voted?
A:

When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	How are proxies solicited for the Special Meeting?
A:

Our Board of Directors is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I get more than one proxy or voting instruction card?
A:

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Special Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Arcadia stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Arcadia that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 or (3) contact our Investor Relations department by email at ir@arcadiabio.com or by telephone at (530) 750-7191. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my Arcadia shares or need to change my mailing address?
A:

You may contact our transfer agent, AST, by telephone at (800) 937-5449 (U.S.) or (718) 921-8124 (outside the U.S.), or by email at info@astfinancial.com, if you have questions about your Arcadia shares or need to change your mailing address.

Q:	Who will tabulate the votes?
A:	Matthew Plavan, Arcadia’s Chief Financial Officer, will serve as the Inspector of Elections and will tabulate the votes at the Special Meeting.
Q:	Where can I find the voting results of the Special Meeting?
A:

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

Q:	What is the deadline to propose actions for consideration at the 2018 Annual Meeting of Stockholders or to nominate individuals?
A:

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to Arcadia’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 Annual Meeting of Stockholders, the Corporate Secretary of Arcadia must receive the written proposal at our principal executive offices no later than December 27, 2017. If we hold our 2018 Annual Meeting of Stockholders more than 30 days before or after June 7, 2018 (the one-year anniversary date of the 2017 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

Arcadia Biosciences, Inc.

Attn: Corporate Secretary

202 Cousteau Place, Suite 105

Davis, CA 95618

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to our proxy materials with respect to such meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder (i) who is a stockholder of record at the time the stockholder provides proper written notice of the proposal which the stockholder seeks to present at our annual meeting and (ii) who has timely complied in proper written form with the notice procedures set forth in our amended and restated bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to our amended and restated bylaws and applicable law. To be timely for our 2018 Annual Meeting of Stockholders, the Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 7, 2018, and
•	not later than the close of business on March 9, 2018.

If we hold our 2018 Annual Meeting of Stockholders more than 30 days before or after June 7, 2018 (the one-year anniversary date of the 2017 Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the Corporate Secretary at our principal executive offices not later than the close of business on the later of:

•	the 90th day prior to such annual meeting, and
•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates: A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 202 Cousteau Place, Suite 105, Davis, CA 95618. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.

In addition, our amended and restated bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record at the time the stockholder provides proper written notice of the proposed nomination. Nominations by eligible stockholders must also be in proper written form in compliance with our amended and restated bylaws as summarized below. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws: A copy of our amended and restated bylaws is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.” You may also contact the Corporate Secretary at the address given above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws, and not the foregoing summary, together with applicable law, control stockholder actions and nominations relating to our annual meetings.

OVERVIEW

Private Placement

On March 19, 2018, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (“Purchasers”) for the sale of 300,752 shares of our common stock (“Shares”) and warrants to purchase a total of 300,752 shares (“Warrant Shares”) of our common stock (“Purchaser Warrants”) for total consideration of approximately $10,000,000 (“Private Placement”).  The initial price per Share equaled $33.25 (“Per Share Purchase Price”) and the initial per share exercise price of the Purchaser Warrants equaled $45.75 (“Exercise Price”).  The Per Share Purchase Price and the Exercise Price are subject to adjustment as described below.  The Warrants are immediately exercisable, subject to ownership limitations described below, and expire five years after the date of issuance.  On March 22, 2018, we issued the Shares and the Warrants.  The $10,000,000 purchase price paid by the Purchasers on March 22, 2018 represents the entire purchase that will be paid by the Purchasers for the Shares and the Warrants, even if additional Shares are issued and additional Warrant Shares become issuable following a Triggering Event discussed below.

H.C. Wainwright & Co., LLC (“HCW”) served as the sole placement agent for the Private Placement.   We also issued HCW a warrant (the “HCW Warrant” and, together with the Purchaser Warrants, the “Warrants”) for the purchase of 15,038 shares of our common stock at an exercise price of $41.5625 per share and exercisable for a period of five years following its issuance pursuant to the terms of our letter agreement with HCW.

The Per Share Purchase Price of the Shares, the Exercise Price of the Purchaser Warrants and the number of Warrant Shares are subject to adjustment based on the volume weighted average price for the three trading days (the “VWAP Calculation”) immediately following each of the following events (“Triggering Events”): (i) the date that a registration statement covering the resale of the Shares issued in the Private Placement has been declared effective by the SEC, (ii) if a registration statement covering all Shares issued in the Private Placement is not declared effective, then the date that the Shares can be sold under Rule 144 under the Securities Act of 1933, as amended, and (iii) if later than the dates set forth in item (i) and (ii), then the date that our stockholders approve the NASDAQ 20% Issuance Proposal.  Following a Triggering Event, the Per Share Purchase Price for the Shares shall automatically be reduced, if applicable, to 80% of the VWAP Calculation, and we shall be required to issue to the Purchasers additional Shares to reflect the adjustment to the Per Share Purchase Price so that the total number of Shares that will be issued pursuant to the Securities Purchase Agreement equals $10,000,000, divided by the Per Share Purchase Price, as adjusted; provided that the Per Share Purchase Price shall not be reduced to less than $8.322 per Share and shall not be adjusted upward.   In addition, following a Triggering Event, the Exercise Price of the Purchaser Warrants shall automatically be reduced, if applicable, to 110% of the VWAP Calculation; provided, that in no event will the Exercise Price for the Purchaser Warrants be reduced to less than $8.322 or increased as a result of an adjustment.  In the event, the Exercise Price of the Purchaser Warrants is adjusted, then the total number of Warrant Shares that will be issuable upon exercise of the Purchaser Warrants shall be increased so that the total exercise price payable to exercise the Purchaser Warrants after the adjustment is equal to the total exercise price payable to exercise the Purchaser Warrants before such adjustment.  The per share exercise price of the HCW Warrant and the number of shares of our common stock issuable upon exercise of the HCW Warrant are not subject to adjustment based upon the VWAP Calculation.

Until stockholder approval is obtained, the total number of Shares that are issuable pursuant to the Securities Purchase Agreement, plus and the total number of shares of our common stock that are issuable upon exercise of the Warrants, shall not exceed 19.99% of the number of shares of our common stock outstanding immediately before the closing of the Private Placement.

Pursuant to the Securities Purchase Agreement, the Purchasers have the right to participate on a pro-rata basis, in up to 50% of the aggregate of any subsequent equity or debt offerings by us, on identical terms and conditions as set forth in such subsequent offerings for twelve months following the Effective Date (as defined in the Securities Purchase Agreement).

The securities issued pursuant to the Securities Purchase Agreement were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder, including Regulation D.

Before the closing of the Private Placement, and as a condition to such closing, certain of our large stockholders entered into voting agreements with the Purchasers.  As of immediately prior to the closing of the Private Placement, the stockholders executing voting agreements owned approximately 73% of our total issued and outstanding common stock.  Pursuant to the voting agreements, the signatories thereto have agreed to vote all shares of our common stock owned by them in favor of the NASDAQ 20% Issuance Proposal.

Impact of the VWAP Calculation on Shares Issued in the Private Placement

The table below sets forth, based upon various assumed VWAP Calculation prices, (i) the total number of Shares that will become issuable pursuant to the Securities Purchase Agreement, (ii) the total number of Warrant Shares that will become issuable upon exercise of the Purchaser Warrants and (iii) the total number of shares of our common stock that will become issuable to the Purchasers pursuant to the Private Placement, which is a sum of the second and third columns.  The table below assumes that the NASDAQ 20% Issuance Proposal will be approved by the stockholders and has been prepared without regard to any applicable beneficial ownership limitation caps. The table below does not include the HCW Warrants because their exercise prices will not change in connection with the Triggering Events.

VWAP Calculation Price (1)	Total Number of Shares Issuable Pursuant to Securities Purchase Agreement (2)	Total Number of Shares Issuable Pursuant to the Purchaser Warrants (3)(4)	Total Number of Shares Issuable in the Private Placement (4)
$50.00	300,752	300,752	601,504
$40.00	312,500	312,714	625,214
$30.00	416,667	416,952	833,619
$20.00	625,000	625,427	1,250,427
$10.00	1,201,635 (5)	1,250,855	2,452,490
$ 5.00	1,201,635 (5)	1,653,377 (5)	2,855,012

(1)

The lowest VWAP Calculation determined for all Triggering Events will be the VWAP Calculation that will be used to determine the total number of Shares and Warrant Shares that are issuable to the Purchasers.

(2)

The Per Share Purchase Price for purpose of this calculation will equal the higher of (i) lower of (a) 80% of the VWAP Calculation Price and (b) the Per Share Purchase Price in effect before the Triggering Event and (ii) $8.322.

(3)

The Exercise Price of the Warrants for purpose of this calculation will equal the higher of (i) the lower of (a) 110% of the VWAP Calculation Price and (b) the Warrant Exercise Price in effect before the Triggering Event and (ii) $8.322.

(4)	Assumes the exercise for cash of all of the Warrants held by such Purchaser, irrespective of limitation on exercise.
(5)

The minimum Per Share Purchase Price and Exercise Price of $8.322, and not the VWAP Calculation price, will determine the number of Shares and Warrant Shares that are issuable at these VWAP Calculation prices.

Registration Rights

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) in which we agreed to file with the SEC on or prior to March 30, 2018, a registration statement covering the resale by the Purchasers of up to 1,201,634 Shares and up to 1,653,378 Warrant Shares issuable upon exercise of the Purchaser Warrants.  We have also agreed to use our reasonable best efforts to have the registration statement declared effective by the SEC by April 23, 2018 (or until May 23, 2018 in the event of a full review by the SEC).

The Registration Rights Agreement provides, among other things, that in the event (i) we do not file the registration statement within the prescribed time period, (ii) the SEC does not declare effective the registration statement for all the Shares and Warrant Shares that are issuable pursuant to the Private Placement within the prescribed time period or (iii) the registration statement ceases to be effective under certain circumstances, we will pay to the holders on the occurrence of each such event and for each month thereafter until the applicable event is cured, an amount in cash equal to 2% of the aggregate amount invested (or outstanding, as specified in greater detail in the Registration Rights Agreement) by the holders in the Private Placement for each monthly period (prorated for any period of less than a month) during which such registration statement was not effective, subject to a cap of 12% of the aggregate amount invested.

On March 23, 2018, we filed with the SEC a Current Report on Form 8-K (“Form 8-K”) that described the terms of the Private Placement.  We filed as exhibits 4.1, 10.1 and 10.2 to the Form 8-K the form of Purchaser Warrant, the Securities Purchase Agreement and the form of Registration Rights Agreement.  We refer you to the Form 8-K and the exhibits thereto for a further description of the Private Placement.

NASDAQ Rule 5635(d)

NASDAQ Rule 5635(d) requires stockholder approval prior to an issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book and market value of our common stock as of the time of execution of the definitive agreement with respect to such transaction. The provisions in (i) the Securities Purchase Agreement that prevent the issuance of Shares if such issuance will result in such holders beneficially owning in excess of 19.99% of our common stock (the “Beneficial Ownership Limitation”) prior to stockholder approval and (ii) the Warrants that prevent exercise of the Warrants prior to stockholder approval to the extent the issuance of Warrant Shares pursuant to such exercise, when combined with the issuances of Shares pursuant to the Securities Agreement, would be in excess of the Beneficial Ownership Limitation, are both required under NASDAQ Rule 5635(d). We are seeking stockholder approval for the sale and issuance of such Shares and Warrant Shares in connection with the Private Placement pursuant to NASDAQ Rule 5635(d) without regard to the Beneficial Ownership Limitation.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval of the NASDAQ 20% Issuance Proposal at the Special Meeting, we are obligated under the Securities Purchase Agreement to call a stockholder meeting every four months thereafter to seek approval of the NASDAQ 20% Issuance Proposal from our stockholders until the earlier of the date such approval is obtained or the Warrants are no longer outstanding.  In addition, so long as any Warrants are outstanding, we may not issue any capital stock or equity instruments in a capital raising transaction until we obtain stockholder approval of the NASDAQ 20% Issuance Proposal.  If we do not obtain stockholder approval, the maximum number of shares that will be issuable pursuant to the Private Placement will not exceed 431,401 shares, which equals 19.99% of the number of outstanding shares of our common stock on March 22, 2018.

PROPOSAL 1

NASDAQ 20% ISSUANCE PROPOSAL

Description of Proposal

We are seeking stockholder approval as required by NASDAQ Rule 5635(d) (as described above) to enable the us to issue a number of shares our common stock in connection with the Private Placement that exceeds 20% of our outstanding common stock before the Private Placement, which shares include the shares that are issued pursuant to the Securities Purchase Agreement and the shares that are issuable upon exercise of the Warrants. The shares of our common stock that could be issued pursuant to the Securities Purchase Agreement, the Warrants and our agreement with the HCW consist of:

•	Up to a maximum of 1,201,634 shares of common stock that could be issued pursuant to the Securities Purchase Agreement;

•	Up to a maximum of 1,653,378 shares of common stock that could be issuable upon exercise of Purchaser Warrants; and

•	15,038 shares of common stock issuable upon exercise of the HCW Warrants.

Related Parties

Except for the sale and issuance of the Shares and the Warrants, the participants in the Private Placement have not had any material relationship with us within the past three years, other than HCW, which served as the placement agent for the Private Placement and for whom we issued the HCW Warrant.  As compensation for serving as placement agent for the Private Placement, we issued the HCW Warrant, paid to HCW a fee of $700,000 and reimbursed HCW’s related expenses

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter, excluding shares acquired in the Private Placement under the Securities Purchase Agreement, is necessary under NASDAQ Marketplace Rule 5635(e)(4) to approve the NASDAQ 20% Issuance Proposal. Broker non-votes will not affect whether this proposal is approved, but abstentions will have the same effect as a vote against the proposal.

In accordance with applicable NASDAQ Marketplace Rules, holders of the 300,752 shares of our common stock purchased in the Private Placement are not entitled to vote such shares on the NASDAQ 20% Issuance Proposal.

Prior to the closing of the Private Placement, and as a condition to such closing, certain of our large stockholders entered into voting agreements with the Purchasers. As of immediately prior to the closing of the Private Placement, the stockholders executing the voting agreements owned approximately 73% of our total issued and outstanding common stock. Pursuant to the voting agreement, the stockholder signatories agreed to vote all shares of our common stock owned by them in favor of the NASDAQ 20% Issuance Proposal.

Potential Effects of this Proposal

The issuance of the shares of our common stock which are the subject of the NASDAQ 20% Issuance Proposal will result in an increase in the number of shares of common stock outstanding. This will result in a decrease to the respective ownership and voting percentage interests of stockholders prior to the Private Placement. The market value of our Company and our future earnings may be reduced.

In addition, as described above under “Registration Rights,” we have agreed to register the securities issued in the Private Placement, which could include up to a total of 2,855,012 shares of our common stock, consisting of a maximum of 1,201,634 Shares that could become issuable pursuant to the Securities Purchase Agreement and 1,653,378 Warrant Shares that could become issuable upon exercise of Purchaser Warrants. The release of up to 2,855,012 freely traded shares onto the market, or the perception that such shares will or could come onto the market, could have an adverse effect on the trading price of our stock.

We have broad discretion to use the net proceeds to us from the sale of such shares, including the proceeds received upon exercise of the Warrants, and you will be relying solely on the judgment of our Board of Directors and management regarding the application of these proceeds. Our use of the proceeds may not improve our operating results or increase the value of your investment.

For your consideration of the NASDAQ 20% Issuance Proposal, a description of the material terms of the Private Placement is set forth in this proxy statement to provide you with basic information concerning the Private Placement. However, the description above is not a substitute for reviewing the full text of the referenced documents, which were attached as exhibits to our Current Report on Form 8-K as filed with the SEC on March 23, 2018.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF COMMON STOCK ISSUABLE PURSUANT TO THE PRIVATE PLACEMENT, INCLUDING SHARES ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, SHARES ISSUED UPON EXERCISE OF THE PURCHASER WARRANTS AND SHARES ISSUED UPON EXERCISE OF THE HCW WARRANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 28, 2018 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)	each of our named executive officers as of December 31, 2017;
(3)	each of our directors; and
(4)	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity, except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on March 28, 2018.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 28, 2018.  Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on March 28, 2018 shares of our common stock outstanding as of March 28, 2018.  We have based percentage ownership of our common stock on 2,481,137 shares of our common stock outstanding as of March 28, 2018.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Named Executive Officers and Directors:
Rajendra Ketkar(1)	18,734	*
Zhongjin Lu(2)	6,854	*
Matthew Plavan(3)	10,413	*
Kevin Comcowich(4)	799	*
Uday Garg(5)	510,691	20.1%
Eric J. Rey(6)	32,085	1.3%
Gregory D. Waller	—	*
Amy Yoder	—	*
All current executive officers and directors as a group (9 persons)(7)	579,576	22.3%
5% Stockholders:
Moral Compass Corporation(8)	1,125,769	45.4%
4835 E. Exeter Blvd. Phoenix, AZ 85018
Mandala Agribusiness Fund(5)	509,785	20.1%
c/o Sanne Maritius, IFS Court, Bank Street, TwentyEight Cybercity, Ebene, Mauritius
Hudson Bay Master Fund Ltd.(9)	258,946	9.99%
777 Third Avenue, 30th Floor New York, NY 10017 Attention: Yoav Roth
Sabby Volatility Warrant Master Fund, Ltd. (10)	258,946	9.99%
c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

Mr. Ketkar is our current President and Chief Executive Officer and a member of our Board of Directors. Beneficial ownership consists of 18,734 shares of common stock issuable pursuant to stock options exercisable within 60 days after March 28, 2018.

(2)

Dr. Lu is our current Vice President of Product Development.  Beneficial ownership includes (i) 558 shares of common stock and (ii) 6,296 shares of common stock issuable pursuant to stock options exercisable within 60 days after March 28, 2018.

(3)	Mr. Plavan is our current Chief Financial Officer. Beneficial ownership consists of 10,413 shares of common stock issuable pursuant to stock options exercisable within 60 days after March 28, 2018.
(4)

Mr. Comcowich is the current chair of our Board of Directors. Beneficial ownership consists of 799 shares of common stock issuable pursuant to stock options exercisable within 60 days after March 28, 2018.

(5)

Beneficial ownership information is based on information for Mandala Agribusiness Fund (“MAF”). Also included are 906 shares of common stock issuable pursuant to stock options exercisable within 60 days after March 28, 2018, which Mr. Garg received as a member of our Board of Directors. The board of directors of MAF has shared voting and dispositive power over (i) 435,291 shares of common stock owned by Mandala Agribusiness Co-Investments I Ltd. (“MACIL”), (ii) 18,750 shares of common stock owned by Mandala Capital AG Limited (“MCAL”), and (iii) 55,744 shares of common stock issuable pursuant to warrants held by MACIL that are currently exercisable. Mr. Garg is the managing director and a member of the board of directors of MACIL. Mr. Garg, Tej Gujadhur, and Sheokumar Gujadhur are members of the board of directors of MAF.

(6)

Mr. Rey serves as a member of our Board of Directors and previously served as our President and Chief Executive Officer. Beneficial ownership consists of (i) 7,335 shares of common stock and (ii) 24,750 shares of common stock issuable pursuant to stock options exercisable within 60 days after March 28, 2018.

(7)

Beneficial ownership consists of (i) 461,934 shares of common stock (ii) 55,744 shares of common stock issuable pursuant to exercisable warrants, and (iii) 61,898 shares of common stock subject to options exercisable within 60 days after March 28, 2018, in each case beneficially owned by our current executive officers and directors.

(8)

Beneficial ownership is based on information contained in a Schedule 13D amendment filed on March 9, 2018 by Moral Compass Corporation (“MCC”). This schedule indicates that, as of March 9, 2018, MCC had sole voting and sole dispositive power over 1,125,769 shares of our common stock. MCC is owned by the John G. Sperling 2012 Irrevocable Trusts No. 1, 2 and 3 (collectively, the “Sperling Trusts”). Darby Shupp, Terri Bishop, and Peter Sperling together serve as trustees of the Sperling Trusts and have shared voting and investment power of the shares held by MCC.

(9)

The ownership of Hudson Bay Master Fund Ltd. is subject to a 9.99% ownership blocker, pursuant to which shares of our common stock may not be issued, whether pursuant to the Securities Purchase Agreement or Warrants, to the extent such issuance would cause Hudson Bay Master Fund Ltd. to beneficially own more than 9.99% of our outstanding common stock.  The share ownership numbers and percentages for Hudson Bay Master Fund Ltd. in the table above reflect this 9.99% blocker.  As of the March 28, 2018, Hudson Bay Master Fund Ltd. owns 150,376 outstanding shares of our common stock and a Warrant to purchase 150,376 shares of our common stock.  To the extent Proposal 1 is approved, the number of Shares of our common stock that will become issuable to Hudson Bay Master Fund Ltd. will increase as described above in this proxy statement. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(10)

The ownership of Sabby Volatility Warrant Master Fund, Ltd. is subject to a 9.99% ownership blocker, pursuant to which shares of our common stock may not be issued, whether pursuant to the Securities Purchase Agreement or Warrants, to the extent such issuance would cause Sabby Volatility Warrant Master Fund, Ltd. to beneficially own more than 9.99% of our outstanding common stock.  The share ownership numbers and percentages for Sabby Volatility Warrant Master Fund, Ltd. in the table above reflect this 9.99% blocker.  As of the March 28, 2018, Sabby Volatility Warrant Master Fund, Ltd. owns 150,376 outstanding shares of our common stock and a Warrant to purchase 150,376 shares of our common stock.  To the extent Proposal 1 is approved, the number of Shares of our common stock that will become issuable to Sabby Volatility Warrant Master Fund, Ltd. will increase as described above in this proxy statement. Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd.  Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd., except to the extent of their respective pecuniary interest therein.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Special Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Davis, California

April __, 2018

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or the caps on issuing shares contained therein (the "NASDAQ 20% Issuance Proposal"). NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. To vote, mark blocks below in blue or black ink as follows: keep this portion for your records detatch and return this portion only

Directions from the East (San Francisco)

- Take I-80 West toward Davis
- Take the Mace Boulevard exit, EXIT 75
- Turn right onto Mace Boulevard
- Turn left on Second Street
- Turn right on Cousteau Place
- Arcadia Biosciences is located at the corner of Second Street and Cousteau Place in the PG&E building
- Free parking is available in the adjacent parking lot

Directions from the North (Sacramento International Airport)

- Drive north on Airport Boulevard
- Take I-5 North toward Redding
- Take the County Road 102 exit, EXIT 536
- Turn left onto County Road 102
- Turn right on East Covell Boulevard
- At the next block, turn left on L Street
- L Street veers to the left and becomes Second Street
- Turn left at Cousteau Place
- Arcadia Biosciences is located at the corner of Second Street and Cousteau Place in the PG&E building
- Free parking is available in the adjacent parking lot

Directions from the North (Sacramento International Airport)

- Take I-80 East toward Sacramento
- Take the Chiles Road exit in Davis, EXIT 75
- Turn left on Chiles Road, and stay in the left lane
- Turn left on Mace Boulevard and proceed north over the freeway
- Turn left on Second Street
- Turn right on Cousteau Place
- Arcadia Biosciences is located at the corner of Second Street and Cousteau Place in the PG&E building
- Free parking is available in the adjacent parking lot

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
To Be Held on Thursday, May 3, 2018:
The Notice and Proxy Statement is available at www.proxyvote.com

E44883-P07509

ARCADIA BIOSCIENCES, INC.
Special Meeting of Stockholders
Thursday, May 3, 2018 2:00 p.m. PST
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Kevin Comcowich and Matthew T. Plavan, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of, Arcadia Biosciences, Inc., that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on Thursday, May 3, 2018, at 2:00 p.m. PST, at the ***offices of Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, California 95618,*** and any adjournment or postponement thereof, on all matters set forth on the reverse side and in his discretion upon such other matters as may properly come before the Special Meeting.

The undersigned hereby acknowledge(s) receipt of the Notice of Special Meeting and Proxy Statement, dated [TBD], 2018. The undersigned hereby expressly revoke(s) any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Arcadia Biosciences, Inc., give(s) notice of such revocation.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends that you vote FOR the approval for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance by the Company of shares of common stock pursuant to the terms of the private placement financing transaction ("Private Placement") contemplated by a Securities Purchase Agreement, dated March 19, 2018 (the "Securities Purchase Agreement"), between the Company and each of the investors named therein, and the other documents and agreements related thereto, without giving effect to the caps on issuing shares contained therein (the "NASDAQ 20% Issuance Proposal").

Continued and to be signed on reverse side

Directions to